Exhibit 10.15

Lee W. Washam

ENDORSEMENT SPLIT-DOLLAR LIFE INSURANCE PLAN

Effective April 1, 2006

(i)

ENDORSEMENT SPLIT-DOLLAR LIFE INSURANCE PLAN

This Endorsement Split-Dollar Life Insurance Plan (the “Plan”) is established by CharterBank, West Point, Georgia (“Employer”), for the benefit of certain highly compensated or management employees of the Employer.

1.             Purpose

This Plan is established as part of an integrated executive compensation program that is intended to attract, retain and motivate certain key employees (“Employees”) who are in a position to make significant contributions to the operation and profitability of the Employer, This Plan provides a means by which the Employer assists the Employee in purchasing life insurance on the Employee’s life that provides a death benefit to the Employee’s personal beneficiary.

2.             Effective Date

This Plan shall be effective as of April 1, 2006.

3.             Eligibility and Participation

The Chief Executive Officer of the Employer may designate any Employee eligible for the Plan and the Board of Directors of the Employer (“Board”) may approve such designation. Provided the Board has approved an Employee’s eligibility for the Plan, such Employee may agree to participate in the Plan by completing a Participation Agreement and Beneficiary Designation Form as set forth in Schedules A and B; provided, however, participation and all benefits under this Plan are subject to the actual purchase of a life insurance Policy under Section 4.

4.             Purchase of Life Insurance Policies

Employer shall use its best efforts to purchase one (1) or more life insurance policies on the life of each Employee in an amount sufficient to provide for the benefits outlined in Section 7 of the Plan; provided, however, that the Employer shall retain the absolute right to decline to purchase a Policy on the life of any Employee for any reason whatsoever. Each policy purchased shall be subject to the terms and conditions of the Plan (“Policy”).

5.             Policy Ownership

Employer shall be the sole and absolute owner of any Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be limited by this Plan.

6.             Division of Cash Surrender Value

Employer shall at all times be entitled to all cash values under the terms of the Policy. Employee shall have no right, at any time, to the cash value of the Policy.

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7.            Division of Death Proceeds

Except as provided in Section 10 herein, upon the death of Employee, the proceeds of the Policy shall be divided as follows:

(a)           Employee’s Share. Each Employee’s Beneficiary shall be entitled to one hundred thousand dollars ($100,000.00) as of the Employee’s date of death.

(b)           Employer’s Share. The Employer shall be entitled to the remainder of the death proceeds.

(c)           Division of Interest. Employer and Beneficiary shall share in any interest due with respect to the death proceeds on a pro-rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

8.            Beneficiary Designation

Employee shall have the right and power to designate a person, persons or entity (“Beneficiary”) to receive Employee’s share of the proceeds payable upon his death and to elect and change a payment option for such Beneficiary, subject to any right or interest the Employer may have in such proceeds, as provided in this Plan. If no valid Beneficiary designation has been filed with the Employer, upon Employee’s death, the Beneficiary will be deemed to be the Employee’s estate.

9.             Premium Payments

(a)           Subject to Employer’s absolute right to surrender or terminate the Policy at any time and for any reason, Employer shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the Policy in force.

(b)           Employer shall annually furnish to Employee a statement of the amount reportable by Employee for federal and state income tax purposes, if any, as a result of the insurance protection provided.

(c)           Employee shall have no right to make any premium payment to the Policy at any time.

10.           Termination of Participation in the Plan

(a)           Upon the occurrence of any one (1) of the following, an Employee’s participation in this Plan shall terminate and all death proceeds shall thereafter be paid solely to the Employer:

(i)           Employee terminates employment with Employer for any reason;

(ii)          Total cessation of Employer’s business;

(iii)         Bankruptcy, receivership or dissolution of Employer;

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(iv)          Receipt by Employer of written notification of a request to terminate Participation Agreement from Employee;

(v)           Surrender, lapse, or other termination of the Policy on the life of Employee by Employer; or

(vi)          Distribution of the death proceeds in accordance with Section 7 of this Plan.

11.          Named Fiduciary

Employer is hereby designated as the named fiduciary under this Plan. As named fiduciary, Employer shall be responsible for and have the authority to manage the operation and administration of this Plan, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Plan, The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

12.          Funding Policy

Subject to Employer’s absolute right to surrender or terminate the Policy at any time and for any reason, the funding policy for this Plan shall be to maintain each Policy in force by paying, when due, all premiums required.

13.          Claims Procedure

(a)           Any person claiming a benefit, requesting an interpretation or ruling under this Plan, or requesting information under this Plan shall present the request in writing to Employer, which shall respond in writing within a reasonable period of time, but not later than ninety (90) days after receipt of the request.

(b)           Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

(i)           The reason for denial, with specific reference to the provisions in the Plan on which the denial is based;

(ii)          A description of any additional material or information required and an explanation of why it is necessary; and

(iii)         An explanation of the Plan’s claims review procedure.

(c)           Review of Claim. Any person whose claim or request is denied may request a review by notice given to Employer within sixty (60) days following receipt of notification of the adverse determination. The claim or request shall be reviewed by Employer which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

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(d)           Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified within such sixty (60) day period of an extension which shall not be for more than an additional sixty (60) days. The Employer’s decision shall be delivered in writing to Employee and shall state the reason and the relevant provisions in the Plan for the decision. All decisions on review shall be final and bind all parties concerned.

14.          Amendment and Revocation

This Plan may be amended or revoked at any time, in whole or in part, by the Employer.

15.          Insurance Company Not a Party to This Plan

Each insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the Beneficiary named in the Policy, subject to the terms and conditions of the Policy. In no event shall any insurer be considered a party to this Plan, or any modification or amendment hereof.

16.          Validity

If any provision of this Plan is held illegal, invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

17.          Notices

All notices shall be in writing, and shall be sufficiently given if delivered to the Employer at its principal place of business, or to the Employee at his last known address as shown in Employer’s records, in person, by Federal Express or similar receipted delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested. The date of such mailing shall be deemed the date of notice, demand or consent.

18.          Successors

The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns, and Employee and his heirs, successors and personal representatives.

19.          Governing Law

The provisions of this Plan shall be construed and interpreted according to the laws of the State of Georgia, except as preempted by federal law.

20.          Entire Plan

This written document is the final and exclusive statement of the terms of the Plan, and any claim of right or entitlement under the Plan shall be determined in accordance with its provisions.

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21.          Not a Contract of Employment

The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Employer and any Employee, and an Employee (or his Beneficiary) shall have no rights against the Employer except as may be otherwise provided specifically herein. Moreover, nothing in the Plan shall be deemed to give an Employee the right to be retained in the service of Employer or to interfere with the right of the Employer to discipline or discharge any Employee at any time.

IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by its duly authorized officers effective as of April 1, 2006.

CHARTERBANK

By:	/s/

CFO
Title

Date:	6-13-06

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